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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.           )

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

REVCARE, INC. (Name of Registrant As Specified In Its Charter)
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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REVCARE, INC.
 5400 Orange Avenue, Suite 200
Cypress, California 90630

To Our Stockholders:

        On January 27, 2005 the holders of a majority of our outstanding voting securities executed written consents approving the following action:

    Election of three (3) directors to serve for a period of one year and until their respective successors are duly elected and qualified.

        Our board of directors had previously approved the above action and fixed the close of business on December 31, 2004 as the record date for the determination of stockholders entitled to vote with respect to the above action. The consenting stockholders, whose shares represent approximately 69% of our outstanding voting securities, have consented to the above action. Therefore, no annual meeting of stockholders will be held. Management is not soliciting proxies in connection with this Information Statement and stockholders are requested not to send proxies to us. This Information Statement is being mailed on or about February 18, 2005 to all stockholders of record as of the record date, and is accompanied by a copy of our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004, which includes our audited financial statements.

        Your attention is directed to the enclosed Information Statement.

By Order of the Board of Directors
/s/ GEORGE L. MCCABE, JR. George L. McCabe, Jr. Chairman of the Board
Cypress, California January 28, 2005

REVCARE, INC.
 5400 Orange Avenue, Suite 200
Cypress, California 90630

INFORMATION STATEMENT

INTRODUCTION

        This Information Statement is furnished by our board of directors in connection with our election of directors. This Information Statement and the enclosed materials are first being sent on or before the close of business on February 18, 2005 to stockholders of record as of December 31, 2004. On January 27, 2005, the holders of a majority of our outstanding voting securities on the record date executed written consents approving the above action. We will cause the election of directors to become effective 20 days after this Information Statement is first sent to the stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

        The information included in this Information Statement should be reviewed in conjunction with the financial statements, notes to financial statements, auditor's report and other information included in our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004 that is being mailed with this Information Statement to all stockholders of record as of the record date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Effective May 30, 2000, we completed the sale of 15,000,000 shares of our common stock at $0.50 per share to FBR Financial Services Partners (formerly FBR Financial Fund II, L.P.), or FBR, which has become our principal stockholder, owning 69.6% of our outstanding common stock and 68.6% of our outstanding voting securities.

OUTSTANDING SECURITIES AND VOTING RIGHTS

        As of the record date, there were issued and outstanding 21,526,909 shares of our common stock and 345,000 shares of our preferred stock, which shares are collectively referred to in this Information Statement as voting securities for the purpose of determining stockholders entitled to receive this Information Statement. The consenting stockholders held 15,000,000 shares of our common stock and no shares of preferred stock, or approximately 69% of our issued and outstanding voting securities.

        Each holder of voting securities is entitled to one vote in person or by proxy for each share of voting securities in his or her name on our books, as of the record date, on any matter submitted to the vote of the stockholders. However, under Nevada law, any action, which may be taken at any stockholders' meeting, may be taken by written consent of the requisite number of stockholders required to take such action. The election of directors requires the affirmative vote or written consent of a majority of our outstanding voting securities. On January 27, 2005, the consenting stockholders, who hold approximately 69% of our outstanding voting securities, consented to the election of directors as set forth herein. Therefore, we are not submitting the election of directors to a vote of the stockholders, soliciting proxies and will not hold a meeting on this matter.

ELECTION OF DIRECTORS

Information Concerning Nominees

        Our bylaws fix the number of directors of our board of directors at five. On January 27, 2005, our board of directors nominated the three persons listed below for election to the board, with the remaining vacancies to be filled in the future. All three nominees were incumbent directors. Each director will be elected to hold office for a period of one year until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified.

        Each of the nominees has consented to be named in this Information Statement and has consented to serve as a director. However, should any nominee named in this Information Statement for the office of director become unable or unwilling to accept nomination or election, the board of directors may recommend and nominate another person in the place and stead of such person. Our board of directors has no reason to believe that any substitute nominee will be required.

        George L. McCabe, Jr., 45, was elected to serve as our chairman of the board of directors on May 30, 2000. Mr. McCabe has served in a management capacity with FBR, the holder of 69% of our voting securities, from 1996-2004. In 2004, he resigned from FBR to form Pine Creek Partners LLC which serves as the sub-advisor to FBR for the management of FBR Financial Services Partners, LP.

        Edward M. Wheeler, 37, was elected to serve as a director on May 30, 2000. Mr. Wheeler has served in a management capacity with FBR since 1996. He is responsible for the management of a private equity fund focused on the financial services industry.

        Manuel Occiano, 53, was elected to serve as a director on January 26, 2001. On May 30, 2000, our board of directors appointed Manuel Occiano as our chief executive officer. Mr. Occiano assumed management responsibility for the daily operations and reports directly to the board. Mr. Occiano previously served as our president and chief executive officer, as well as a director, from September 16, 1998 until he resigned from both positions in December 1999. Mr. Occiano served as executive vice president and chief operating officer of West Capital Financial Services, Corp., a division of SunAmerica Life from July 1996 to September 1998. He spent 13 years with Arthur Andersen LLP as senior manager directing financial services and business consulting practices for the San Diego office.

Additional Executive Officers and Key Employees

        Robert Perez, 41, was appointed as our senior vice president of sales and marketing on August 14, 2000. Prior to joining us, he was a co-owner and the Secretary/Treasurer of CPS, and was responsible for new business development. Prior to joining CPS, Mr. Perez owned and operated a firm that provided financial and reimbursement consulting services to the healthcare industry.

        On January 22, 2004 the Board of Directors approved the CEO's January 21, 2004 appointment of Kenneth Leighton, who had served as the secretary and interim chief financial officer from July 25, 2000 until January 2, 2001 to serve as secretary and interim chief financial officer. On April 16, 2004, our board of directors accepted the resignation of Ken Leighton.

        Alan Harrar, 37, was appointed as our executive vice president and Chief Operating Officer on January 25, 2004. Mr. Harrar was also appointed to be the Secretary of the Company. Prior to joining the Company, Mr. Harrar served as Vice President of Technology of Quadramed, Inc.'s Financial Services Division in San Diego, Ca. that provided revenue cycle services to the healthcare industry.

        Deborah Halverson, 50, was appointed as our executive vice president and Chief Revenue Officer on January 25, 2004. Prior to joining the Company, Ms. Halverson served as Vice Presdient, Client Services of Quadramed, Inc.'s Financial Services Division in San Diego, California.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

        As part of Mr. Manny Occiano's original employment agreement, Mr. Occiano was eligible to participate in the management bonus pool to be established by the Board of Directors and was entitled, during 1999 only, to quarterly advances of $22,500 to be credited against the management bonus when earned. Mr. Occiano received four such advances amounting to $90,000. This amount is to be credited against future management bonuses when earned. Mr. Occiano also received a loan of $100,000 to purchase 66,000 shares of common stock on the open market. The loan is secured by a pledge of the common stock acquired.

        In connection with the August 2003 FBR $1,000,000 convertible note, the maturity date of all indebtedness that we owe to FBR and the $1,232,272 owed to Robert Perez in connection with the acquisition of OCPS was extended to September 1, 2005, with all outstanding principal and accrued interest due on this date, subject to customary events of acceleration. The loan arrangements included an extension of Mr. Perez's employment agreement until his note is paid in full.

        In addition, the terms of all of the indebtedness are substantially similar, pursuant to amended and restated secured convertible promissory notes, which we issued in exchange for all prior notes. Interest rates on the notes were changed to the prime rate charged by the Company's lender (5.25% at December 31, 2004) plus 4% per annum payable on the maturity date. All of the new notes are secured by substantially all of our assets, including the shares in our subsidiary, Orange County Professional Services, Inc., pursuant to a security agreement. We also entered into agreements with our lenders regarding the priority of their respective security interests. The $1,502,000 FBR note is senior to all other indebtedness except the Line of Credit with Bridge Bank, which is governed by the Business Financing Agreement dated February 11, 2003 that may be amended from time to time. The outstanding balance of principal and accrued interest under this financing agreement was $418,913 at December 31, 2003. The FBR notes from July 22, 2002 and September 19, 2002 were combined including accrued interest as part of the August 29, 2003 transactions and are subordinate to the Bridge Line of Credit and the $1,502,000 FBR note and Pari Pasu with all of the indebtedness that we owe Robert Perez. The revolving line of credit agreement with two officers of the Company was subordinated to the Line of Credit with Bridge Bank, all indebtedness owed to FBR and all indebtedness owed to Robert Perez. Pursuant to the terms of the Exchange Agreement with Russell and Suzette Mohrmann and their affiliate, Hospital Employee Labor Pool, a California corporation, or HELP, the remaining $646,719 owed to the Mohrmanns was subordinated to the Company's other lenders.

        On February 19, 2004 and March 16, 2004 the Company entered into secured convertible notes payable agreements for $100,000 and $50,000, respectively, with FBR. The notes bear interest at the prime rate, defined as the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks as recorded in the Wall Street Journal, (4.75% at September 30, 2004) plus four percent (4%), compounded quarterly. The principal and all accrued interest are due on November 1, 2005, the maturity date of the notes. All or any portion of the unpaid principal balance and any accrued but unpaid interest outstanding under this Note may be converted (the "Optional Conversion") at any time at the option of the Holder into fully paid and nonassessable shares of capital common stock of the Company (the "Stock"). The number of shares of Stock into which this Note is to be converted shall be determined by dividing said unpaid principal balance and all accrued but unpaid interest by the Conversion Price. The Conversion Price shall be calculated at the time of the Optional Conversion based on a Company valuation of 90% of 12 times the average prior 12 months monthly revenue prior to the Optional Conversion, the result will then be divided by the number of then outstanding shares on a fully converted basis.

        As of September 30, 2004, the total principal balance of the Company's borrowings from FBR Financial Services Partners, L.P. (FBR), was $2,878,439 under secured convertible notes payable agreements. The significant attributes of these notes include the following:

  •
  The maturity date is September 1, 2005 on notes totaling $2,722,325.

  •
  Interest rates on the notes is the prime rate charged by the Company's lender (4.75% at September 30, 2004) plus 4% per annum payable on the maturity date.

  •
  All or any portion of the unpaid principal balance and any accrued but unpaid interest outstanding under these Notes may be converted into fully paid and nonassessable shares of capital stock of the Company (the "Stock") concurrently upon or at any time following a Financing (as defined below) at the option of Holder. The Stock shall have all of the rights, preferences and privileges of the capital stock issued in the Financing. The number of shares of Stock into which these Notes are to be converted shall be determined by dividing said unpaid principal balance and all accrued but unpaid interest by the Conversion Price. The "Conversion Price" shall be determined at such time as the Company closes an equity financing of Stock or debt convertible into Stock with gross proceeds to the Company of least $500,000 (the "Financing"). The Conversion Price shall be the price per share at which the Stock is sold in the Financing or the price at which the debt converts into Stock.

        On December 29, 2004 the Company entered into another secured convertible note payable agreement for $100,000 with FBR. The note bears interest at the prime rate, defined as the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks as recorded in the Wall Street Journal, (4.75% at September 30, 2004) plus four percent (4%), compounded quarterly. The principal and all accrued interest are due on November 1, 2005, the maturity date of the notes. All or any portion of the unpaid principal balance and any accrued but unpaid interest outstanding under this Note may be converted (the "Optional Conversion") at any time at the option of the Holder into fully paid and nonassessable shares of capital common stock of the Company (the "Stock"). The number of shares of Stock into which this Note is to be converted shall be determined by dividing said unpaid principal balance and all accrued but unpaid interest by the Conversion Price. The Conversion Price shall be calculated at the time of the Optional Conversion based on a Company valuation of 90% of 12 times the average prior 12 months monthly revenue prior to the Optional Conversion, the result will then be divided by the number of then outstanding shares on a fully converted basis.

        On February 9, 2004 the Company entered into a secured convertible note payable agreement for $250,000 with the principal owner of Lighthouse (Lighthouse). The note bears interest at the prime rate, defined as the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks as recorded in the Wall Street Journal, (4.75% at September 30, 2004) plus four percent (4%), compounded quarterly. The principal and all accrued interest are due on November 1, 2005, the maturity date of the note. All or any portion of the unpaid principal balance and any accrued but unpaid interest outstanding under this Note may be converted (the "Optional Conversion") at any time at the option of the Holder into fully paid and nonassessable shares of capital common stock of the Company (the "Stock"). The number of shares of Stock into which this Note is to be converted shall be determined by dividing said unpaid principal balance and all accrued but unpaid interest by the Conversion Price. The Conversion Price shall be calculated at the time of the Optional Conversion based on a Company valuation of 90% of 12 times the average prior 12 months monthly revenue prior to the Optional Conversion, the result will then be divided by the number of then outstanding shares on a fully converted basis.

        In November 2003, the Company entered into a "Business Financing Modification Agreement" with Bridge bank whereby the Company borrowed $135,000. The amount borrowed increased to $225,000 in January 2004 and the capacity to borrow was increased to $625,000 in February 2004. The proceeds of the note were used for working capital. The agreement, which bears interest at prime as published in the Wall Street Journal Western edition (4.75% at September 30, 2004) plus 4.3%, required the Company to make 12 monthly principal and interest payments of $19,694 through February 2005. Under the Agreement, $625,000 is guaranteed by FBR. The cost to the Company for this guarantee is 8% of the total $625,000 or $50,000 due within 30 days of the end of the term of the note. The draws under these agreements amortize over twelve months. As of August 5, 2004, the Company signed an addendum to the "Business Financing Modification Agreement" which allowed the Company to advance the remaining amount of the $625,000 and only make interest payment each month. The Company also issued a warrant to Bridge Bank, National Association to purchase up to 100,000 shares of the Company's common stock in connection with this agreement. This warrant is subject to an exercise price of $.25 per share and expires on August 5, 2011. The warrant is exercisable in whole or in part and in 50,000 share increments, at any time on or before the expiration date.

BOARD OF DIRECTORS AND COMMITTEES

        Our board of directors meets during our fiscal year to review significant developments affecting us and to act on matters requiring board approval. The board of directors met 4 times and acted by unanimous written consent 2 times during the 2004 fiscal year. During that period, all members of the board participated in at least 75% of all board and applicable committee meetings.

        Our board of directors has established audit, executive, stock option and nominating and compensation committees to devote attention to specific subjects and to assist in the discharge of its responsibilities. The functions of those committees, their members and the number of meetings held during the 2004 fiscal year are described below.

        Audit Committee. The Audit Committee was established to recommend to our board of directors the appointment of the firm selected to be our independent public accountants and to monitor the performance of such firm; to review and approve the scope of the annual audit and quarterly reviews and evaluate with the independent public accountants our annual audit and annual financial statements; to review with management the status of internal accounting controls; to evaluate any problem areas having a potential financial impact on us which may be brought to our attention by management, the independent public accountants or the board of directors; and to evaluate all of our public financial reporting documents. The board of directors has not adopted a written charter for the Audit Committee. Mr. McCabe and Mr. Wheeler are presently the members of the Audit Committee, neither of whom are independent based on the definition of independence under Rule 4200(a)(14) of the NASD's listing standards. The Audit Committee, which held 1 meeting during the fiscal year, has:

  •
  reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2004 with management;

  •
  discussed with Mayer Hoffman McCann P.C., our independent accountants, the matters required to be discussed by SAS 61;

  •
  received the written disclosures and the letter from the independent accountants required by Independence Standards Board No. 1, and has discussed with the independent accountants the independent accountants' independence and;

  •
  based on these reviews and discussions, recommended to our board of directors that the audited financial statements be included in our Annual Report in Form 10-KSB for the fiscal year ended September 30, 2004 for filing with the Securities and Exchange Commission.

        Mr. George McCabe and Mr. Edward Wheeler are members of the audit committee.

        Executive Committee. The Executive Committee is empowered to act in lieu of the board of directors on any matter except that for which the board of directors has specifically reserved authority to itself and except for those matters specifically reserved to the full board of directors by law.

Mr. McCabe and Mr. Wheeler are presently the members of the Executive Committee. The Executive Committee did not meet during the fiscal year as all matters acted on during the fiscal year were acted upon by our board of directors.

        Stock Option Committee. The Stock Option Committee develops and administers incentive plans, including our 1995 Stock Option Plan. Mr. McCabe and Mr. Wheeler are presently the members of the Stock Option Committee. The Stock Option Committee did not meet during the fiscal year as all matters acted on during the fiscal year were acted upon by our board of directors.

        Nominating and Compensation Committee. The Nominating and Compensation Committee was established to recommend and nominate qualified persons to serve as our independent directors and to determine the compensation of our executive officers and key employees. Mr. McCabe and Mr. Wheeler are presently the members of the Nominating and Compensation Committee. The Nominating and Compensation Committee did not meet during the fiscal year as all matters acted on during the fiscal year were acted upon by our board of directors. The Nominating and Compensation Committee has not adopted procedures for the consideration of nominees recommended by security holders.

INDEPENDENT PUBLIC ACCOUNTANTS

Audit Fees

        Audit fees billed to us by Mayer Hoffman McCann P.C. for the audit of our annual financial statements and the review of our financial statements included in our quarterly reports on Form 10-QSB, for the fiscal year ended September 30, 2004, totaled $137,237.

Financial Information Systems Design and Implementation Fees

        We did not engage Mayer Hoffman McCann P.C. to provide advice regarding financial information systems design and implementation during 2003.

All Other Fees

        We did not engage Mayer Hoffman McCann P.C. with respect to the fiscal year 2004 to perform anyother non-audit services including tax related services.

THE CONSENTING STOCKHOLDERS

        Our stockholders, including two of our directors, representing voting rights equal to approximately 69% of the shares entitled to vote on the election of directors, have delivered written consents to the election of the above nominees as our directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified as set forth in this Information Statement.

        The names of these consenting stockholders and the number of shares of our voting securities such persons are entitled to vote on the election of directors are as follows:

Name	Number of Shares of Voting Securities Entitled to Vote as of Record Date	Percentage of Voting Securities as of Record Date
FBR Financial Services Partners	15,000,000	68.6%

Total:	15,000,000	68.6%

        Messrs. George L. McCabe and Edward M. Wheeler, our directors, are managing directors of FBR Financial Services Partners. FBR is the holder of our common stock

        These shares represent approximately 69% of our outstanding voting securities. Therefore, the proposals have been approved by written consent of the consenting stockholders and will take effect 20 days after this Information Statement is sent to our stockholders.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the annual and long-term cash and non-cash compensation paid by us for services rendered in all capacities during the fiscal years ended September 30, 2004, 2003, and 2002. to those persons who were, as of September 30, 2004, our chief executive officer and our other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during the fiscal year ended September 30, 2004:

Long-Term Compensation
		Annual Compensation			Awards		Payout
Name and Principal Position	Fiscal Year				Restricted Stock Award(s)($)	Options/ SARs(#)	LTIP Payout($)	All Other Compensation($)(1)
		Salary($)	Bonus($)	Other($)
Manuel Occiano(2) chief executive officer and president	2004 2003 2002	225,000 239,583 250,000	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-
Alan Harrar Chief operating officer	2004	102,884	-0-	-0-	-0-	-0-	-0-	-0-

Robert Perez(3) senior vice president	2004 2003 2002	157,500 167,708 175,000	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-
Deb Halverson Chief revenue officer	2004	102,884	-0-	-0-	-0-	-0-	-0-	-0-

(1)
The remuneration described in the table does not include the cost to us of benefits furnished to the named executive officers, including premiums for health insurance and other personal benefits provided to such individuals in connection with their employment. The value of such benefits cannot be precisely determined; however, the named executive officers did not receive other compensation in excess of the lesser of $50,000 or 10% of such officers' cash compensation.

(2)
Mr. Occiano's employment agreement with us expired on May 30, 2003 and his employment is now on an "at will" basis. See "Employment Agreements" below.

(3)
Mr. Perez began his employment with us on August 14, 2000 upon completion of the Company's acquisition of CPS. See "Employment Agreements" below.

STOCK OPTIONS GRANTED IN FISCAL 2004

        As part of their employment compensation, Mr. Alan Harrar and Ms. Deborah Halverson were each granted options to purchase 500,000 share of the Company's common stock at an exercise price of $0.50 per share. These options are subject to the conditions and restrictions as documented in the Company's current Stock Option Plan.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT
AND CHANGE IN CONTROL ARRANGEMENTS

        Mr. Occiano's employment agreement with us expired on May 30, 2003 and his employment is now on an "at will" basis.

        On August 29, 2003, Senior Vice President of Sales and Marketing Executive Robert Perez' employment contract was extended to September 1, 2005 as part of the restructuring and extension of the note payable Mr. Perez. If we terminate his employment without cause, or if he resigns within

60 days after he is removed from his position as a Senior Vice President by the Company, he is forced to relocate more than 100 miles from the site of his present employment or we reduce his salary, without cause he will continue to receive his base salary for 180 days after such termination or resignation.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners and Management

        The following tables set forth information, as of December 31, 2004, concerning shares of our voting securities beneficially owned by (i) each stockholder known by us to be the beneficial owner of more than 5% of any class of our outstanding voting securities, (ii) each of our directors and our executive officers, and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, each person listed has sole voting and investment power over the shares beneficially owned by him or her.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
common stock	FBR Financial Services Partners(2) Potomac Tower 1001 Nineteenth Street North Arlington, VA 22209	15,000,000	69.7%
common stock	Cede & Co. Box #20 Bowling Green Station New York, New York 10004	3,612,114	16.8%
common stock	Mac & Co. P.O. Box 1396 Pittsburgh, PA 15230-1396	2,000,000	9.3%
common stock preferred stock	Lacayo Family Trust(4) 9611 Glenbrook Street Cypress, CA 90630	387,048 117,060	1.8 33.9	% %
common stock	Manuel Occiano(5)	758,308	3.4%
common stock preferred stock	Farrest Hayden(3) P.O. Box 814 Los Alamitos, CA 90720	7,449 121,088	* 35%
common stock preferred stock	Thomas Ziegler 17722 Cassia Tree Lane Irvine, Ca. 92612	274,000 106,852	1.3 30.9	% %
common stock	George L. McCabe, Jr.(7)	15,000,000
common stock	Edward M. Wheeler(8)	15,000,000
common stock	Robert Perez(10)	$ 1,232,272
all directors and officers as a group (3 persons)	Common stock Preferred stock	15,758,308 0	70.9%

(1)
Beneficial ownership is determined in accordance with the applicable rules under the Securities Exchange Act of 1934. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days from the date hereof, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership deemed outstanding of any other person. Percentage of ownership is based on 21,526,909 shares of common stock and 345,000 shares of preferred stock.

(2)
Messrs. George L. McCabe, Jr. and Edward C. Wheeler, our directors, are managing directors of FBR Financial Services Partners.

(3)
Mr. Farrest Hayden was a director until he resigned in April, 2000.

(4)
Mr. Otto J. Lacayo, a trustee for the Lacayo Family Trust, was a director until he resigned on May 30, 2000.

(5)
Mr. Manuel Occiano is a director and our chief executive officer. Includes 692,308 shares of common stock that can be acquired within 60 days of the date of this Information Statement upon the exercise of options.

(6)
Includes 15,000,000 shares of common stock held by FBR Financial Services Partners. Mr. McCabe, our director, is a managing director of FBR, and may be deemed to have voting or investment control with respect to these shares. Mr. McCabe disclaims beneficial ownership with respect to these shares.

(7)
Includes 15,000,000 shares of common stock held by FBR Financial Services Partners. Mr. Wheeler, our director, is a managing director of FBR, and may be deemed to have voting or investment control with respect to these shares. Mr. Wheeler disclaims beneficial ownership with respect to these shares.

(8)
Mr. Robert Perez is senior vice president of sales and marketing. Includes 1,678,082 shares of common stock that can be acquired within 60 days of the date of this Information Statement upon the exercise of a convertible note held by him.

*
Represents less than 1% of the class of shares

ANNUAL REPORT

        A COPY OUR ANNUAL REPORT ON FORM 10-KSB AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND NOTES THERETO, IS BEING MAILED TO EACH STOCKHOLDER TOGETHER WITH THIS INFORMATION STATEMENT. ADDITIONAL COPIES OF THE ANNUAL REPORT MAY BE OBTAINED BY STOCKHOLDERS WITHOUT CHARGE BY WRITING TO US AT OUR ADDRESS SET FORTH ON THE COVER OF THIS INFORMATION STATEMENT.

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain of our officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the fiscal year ended September 30, 2004, all filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during the fiscal year.

OTHER BUSINESS

        No further business was transacted by written consent to corporate action in lieu of a meeting of stockholders to which this Information Statement pertains.

COSTS OF INFORMATION STATEMENT

        This Information Statement has been prepared by us and our board of directors, and we will bear the costs of distributing this Information Statement to our stockholders, including the expense of preparing, assembling, printing, and mailing this Information Statement and attached materials. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses, and other custodians, nominee and fiduciaries for their reasonable expenses in forwarding this Information Statement and related materials to our stockholders. We may pay for and use the services of other individuals or companies not regularly employed by us in connection with the distribution of this Information Statement if our board of directors determines that this is advisable.

By Order of the Board of Directors
/s/ GEORGE L. MCCABE, JR. George L. McCabe, Jr. Chairman of the Board
Cypress, California January 28, 2005

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INTRODUCTION
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OUTSTANDING SECURITIES AND VOTING RIGHTS
ELECTION OF DIRECTORS
TRANSACTIONS WITH MANAGEMENT AND OTHERS
BOARD OF DIRECTORS AND COMMITTEES
INDEPENDENT PUBLIC ACCOUNTANTS
THE CONSENTING STOCKHOLDERS
EXECUTIVE COMPENSATION
STOCK OPTIONS GRANTED IN FISCAL 2004
EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ANNUAL REPORT
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